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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made by and between PROGROUP, INC., d/b/a The Arnold Palmer Golf Company, a Tennessee corporation, ("ProGroup") and GEORGE H. NICHOLS ("Nichols") as of January 1, 1996.

                              W I T N E S S E T H:

     THAT WHEREAS, Nichols has served as an independent consultant to ProGroup from November 1, 1995, through December 31, 1995, performing duties similar to those performed by the President and Chief Operating Officer of ProGroup; and

     WHEREAS, Nichols has now been elected by ProGroup's Board of Directors as President and Chief Operating Officer, subject to the terms of this Agreement; and

     WHEREAS, Nichols desires to assume the responsibilities of President and Chief Operating Officer, subject to the terms of this Agreement; and

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the legal sufficiency of which is hereby acknowledged, ProGroup and Nichols agree as follows:

     1. Term of Employment. ProGroup employs Nichols as President and Chief Operating Officer for a period of three (3) years, beginning on the first day of January, 1996, and Nichols'

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employment shall continue during said three-year period unless terminated sooner as provided herein. This Agreement may be extended for an additional three (3) year term upon the mutual agreement of the parties. If either party desires to so extend this Agreement, written notice must be given to the other party at least ninety (90) days before the initial three (3) year term ends, and both parties must sign an acknowledgment that this Agreement is being extended before the end of the initial three (3) year term.

     2. Duties of Employment. In serving as President and Chief Operating Officer of ProGroup, Nichols shall perform the duties, take the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. Nichols shall report directly to the Chairman and CEO and the Executive Committee of the Board of Directors of ProGroup and shall be subject at all times to the direction and control of the Board of Directors of ProGroup. During the term of his employment, Nichols' services and duties shall be rendered on a full-time basis, and he shall have no other employment and no outside business activities that require the devotion of substantial amounts of his time, without the consent and approval of the Executive Committee of the Board of Directors of ProGroup.


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     3. Compensation and Benefits.  Nichols shall receive compensation and benefits from ProGroup as follows:

        (a) Base Salary. Nichols shall be paid a base salary of Two Hundred Twenty-Five Thousand Dollars ($225,000) per year. This base salary shall be paid in accordance with ProGroup's payroll practices for executive officers. During the second and third years of this Agreement, Nichols' base salary may be increased in accordance with an annual review of the performance of his duties, services and obligations under this Agreement, with any such raise being in the discretion the Executive Committee of ProGroup's Board of Directors.

        (b) Incentive Bonus. During the first year of employment, Nichols shall not be entitled to any incentive bonus for ProGroup's fiscal year ending February, 1996. Thereafter, Nichols shall be entitled to an incentive bonus of up to fifty percent (50%) of his base salary if ProGroup achieves budgeted pretax earnings as approved by ProGroup's Board of Directors for subsequent fiscal years during the term hereof. To the extent that Nichols is entitled to an incentive bonus hereunder, said bonus will be paid within one hundred twenty
(120) days of   the end of the fiscal year in question.

        (c) Stock Options. Nichols shall be awarded options to purchase 200,000 shares of ProGroup's common stock at



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$3.75 per share (the mean between the dealer bid and ask price as quoted on
NASDAQ on December 29, 1995) under the ProGroup incentive stock option plans, such options to vest at a rate of 66,666.3 options per year during the three year term of this Agreement. In all respects the stock options awarded to Nichols hereunder shall be governed in accordance with the terms of the Stock Option Agreement of even date. If Nichols is terminated pursuant to Paragraph 4(c) without cause, or pursuant to Paragraph 4(d), he shall be entitled to immediately receive the entire number of options to which he is entitled hereunder. If Nichols is terminated with cause pursuant to Paragraph 4(c), any options previously awarded will be immediately forfeited and Nichols shall have no further rights to receive ProGroup options or shares of common stock hereunder.

        (d) Honors Course Membership. Nichols shall be entitled to the use of ProGroup's corporate membership at The Honors Course during the term of this Agreement.

        (e) Benefits. Except as hereinafter set forth, during the term of employment hereunder, Nichols shall be entitled, to the extent he is otherwise eligible, to participate fully in all benefits provided by ProGroup for its employees generally, including, but not limited to, vacation, retirement, pension, disability, or other plan or benefit maintained from time to time by ProGroup, as well as any benefits ProGroup may specifically


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provide for Nichols or its executive officers.  Notwithstanding the foregoing, in lieu of Nichols' right to participate in the corresponding plans provided by ProGroup, it is agreed as follows:

                (i) Health Insurance. ProGroup shall pay directly to the appropriate insurer, or, upon sufficient evidence of payment by Nichols, reimburse Nichols for, the health insurance premiums payable under Nichols' existing health insurance policy with such payments to be limited to actual premiums due under such policy and not to be deemed made in lieu of any other salary or other compensation amount payable hereunder.

                (ii) Life Insurance. ProGroup shall also pay directly to the appropriate insurer, or, upon sufficient evidence of payment by Nichols, reimburse Nichols for, the premiums payable under Nichols' existing life insurance policy. Nichols acknowledges that such payments may be subject to federal or state income tax withholding requirements, and Nichols agrees that ProGroup shall be entitled to withhold any amounts as may be necessary to satisfy any such withholding obligations.

     4. Termination. Nichols' employment under this Agreement shall automatically terminate at the end of the third year of its three-year term unless extended in accordance with Paragraph 1.


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        (a) Death.  Nichols' employment under this Agreement shall terminate automatically upon his death. If Nichols' employment is terminated by his death, neither his estate, executors nor heirs shall be entitled to any additional compensation after the date of his death.

        (b) Disability. ProGroup may terminate Nichols' employment under this Agreement if Nichols has a physical or mental disability which prevents him from performing the essential functions of his duties, services and obligations under this Agreement for a period of ninety (90) consecutive days and if thereafter there is no reasonable accommodation which permits Nichols to continue to perform the essential functions of his duties, services and obligations under this Agreement. Nichols shall be entitled to compensation and benefits under this Agreement during said 90-day period, but if his employment terminates as a result of his disability in accordance with this Paragraph 4(b), he shall not be entitled to any additional compensation and benefits after the date of his termination, except for long term disability payments pursuant to the terms of any plan or policy which ProGroup may then have in effect.

        (c) Involuntary Termination by ProGroup. At any time during the term of this Agreement, ProGroup's Executive Committee may terminate Nichols' employment for any reason.

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However, if his employment is terminated for a reason other than cause (as herein defined), ProGroup shall pay Nichols his base salary for a period of eighteen (18) months after the date of termination. If Nichols is terminated for cause, no additional compensation or benefits of any kind whatsoever shall be owed to Nichols by ProGroup after the date of termination. As used in this Agreement, "cause" shall mean Nichols' willful misconduct; his failure to perform his duties, services, and obligations under this Agreement; any other violation of this Agreement on his part; his commission of a felony; his wrongful conversion of money or property belonging to ProGroup; or his commission of other dishonest acts.

        (d) Termination by Nichols. Nichols may terminate this Agreement at any time during its term if there is a change in the control of ProGroup by (i) the sale of a majority of the stock of ProGroup held by ProGroup's Chairman and Chief Executive Officer, John T. Lupton or his estate as of the date of this Agreement, (ii) the sale of substantially all of the assets of ProGroup, (iii) the merger or consolidation of ProGroup into or with another corporation, or
(iv) any other transaction as a result of which John T. Lupton or his affiliates are no longer in voting control of ProGroup; provided however, that if Nichols terminates his employment in accordance with this subparagraph, he must give


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ninety (90) days written notice to ProGroup's Executive Committee in advance of the effective date of the termination, and provided further that in such event Nichols shall be entitled to receive the balance of the base salary to which he is entitled under Paragraph 3(a) hereof for the remainder of the term of this Agreement.

     5. Covenants, Representations, and Warranties. Nichols hereby makes the following covenants, representations and warranties:

        (a) Other Contracts. Nichols is not a party to any contract, agreement, or arrangement, in writing or otherwise, in conflict with this Agreement or which would prohibit him from entering into this Agreement.

        (b) Other Boards. Nichols may be elected to the board of directors of any corporation which does not compete with ProGroup if Nichols discloses such arrangement to ProGroup's Board of Directors prior to his election and if the performance of his responsibilities as a member of such board, will not, individually or in the aggregate with other board memberships, interfere with the performance of his duties, services, and obligations under this Agreement.

        (c) Non-Competition. During the term of this Agreement, except with the written consent of ProGroup's Chairman and CEO, Nichols shall not, directly or indirectly, render any


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services to any other person or entity or acquire any interest of any type in any other person or entity that is competition in any manner whatsoever with ProGroup or any enterprise in which ProGroup owns at least a 20% equity interest.

        (d) Confidential Information. During the term of his employment or any time thereafter, Nichols shall not disclose to any person or entity or use for his own benefit or for the benefit of any other person or entity, any confidential or proprietary business information concerning the business and affairs of ProGroup, which information has been developed or obtained by Nichols during his employment with ProGroup. Such confidential or proprietary business information shall include, but not be limited to, information about costs, profits, markets, sales, customers, products, key personnel, licensing arrangements, pricing policies, operational methods, technical processes, plans for future development, other business affairs and methods, and other information not readily available to the public. It is agreed that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides ProGroup with broader protection than provided herein. Upon the termination of his employment, Nichols shall immediately deliver to ProGroup all memoranda, notes, lists, plans, records, reports, computer hardware or software, and other documents


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relating to ProGroup's business (and all copies thereof), which he obtained while employed by or otherwise serving or acting on behalf of ProGroup and which he possesses or has under his control.

        (e) Inventions. Nichols agrees that all inventions, discoveries, creations, improvements, ideas and other contributions (herein called collectively "Inventions"), whether or not patented or patentable or otherwise protectable by law, which are conceived, made, developed or acquired by Nichols, either individually or jointly, during his employment with ProGroup and which relate in any manner to the business of ProGroup, shall belong to ProGroup, and Nichols hereby assigns and transfers to ProGroup, his entire right, title and interest in the Inventions. Nichols agrees to promptly and fully disclose the Inventions to ProGroup in writing and to execute and deliver any and all lawful applications, assignments and other documents which ProGroup requests for protecting the Inventions in the United States or any other country. ProGroup shall have the full and sole power to prosecute such applications and to take all such other action concerning the Inventions, and Nichols shall cooperate fully within a lawful manner, at the expense of ProGroup, in the preparation and prosecution of all such applications and in any legal actions and proceedings concerning the Inventions.


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        (f) Specific Performance.  In addition to such other rights and remedies as ProGroup may have at equity or at law with respect to any breach of this Agreement, if Nichols commits a material breach of any of the provisions of Paragraph 5(a) - 5(e), ProGroup shall have the right and remedy to have such provisions specifically enforced by any court of competent jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to ProGroup and that money damages will not provide an adequate remedy to ProGroup.

     6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of ProGroup, its successors and assigns, and ProGroup shall require any successor or assign to expressly assume and agree to perform under this Agreement in the same manner and to the same extent that ProGroup would be required to perform if no such successor or assignment had taken place. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all of the stock or assets and business of ProGroup. Neither this Agreement nor any right or interest hereunder shall be assignable by Nichols, his beneficiaries, representatives, legatees, heirs and estates without ProGroup's prior written consent; provided, however, that all covenants, representations, and agreements made by or on behalf of Nichols contained in this


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Agreement shall be binding upon his beneficiaries, representatives, legatees, heirs, and estates.

     7. Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining provisions shall not be affected thereby, and the illegal or invalid provisions shall be deemed not to be part of this Agreement.

     8. Governing Law. This Agreement is made and entered into in the State of Tennessee and shall in all respects be interpreted, enforced and governed under the laws of said state.

     9. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties. It is agreed that this Agreement may be modified only by a written agreement executed by the parties.


                                          PROGROUP, INC.


                                          By:
                                             -----------------------
                                             John T. Lupton,
                                             Chairman and CEO

                                          /s/ George H. Nichols
                                          --------------------------
                                             George H. Nichols


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